COACH
                            2000 Stock Incentive Plan
                     Stock Option Grant Notice and Agreement

     [Name of Grantee]

     Coach, Inc. (the "Company") is pleased to confirm that you have been granted a stock option (an "Option"), effective as of [Grant Date] (the "Grant Date"), as provided in this agreement (the "Agreement"):

     1. Option Right. Your Option is to purchase, on the terms and conditions set forth below, the following number of shares (the "Option Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the exercise price specified below (the "Exercise Price").

                       Number of Option Shares   Exercise Price Per Option Share
     Shares Granted      [# Options Granted]            [Exercise Price]

     2. Option. This Option is a non-qualified stock option that is intended to conform in all respects with the Company's 2000 Stock Incentive Plan (the "Plan"), a copy of which will be supplied to you upon your request, and the provisions of which are incorporated herein by reference. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     3. Expiration Date. This Option expires on the tenth (10th) anniversary of the Grant Date (the "Expiration Date"), subject to earlier expiration upon your death, disability or other termination of employment, as provided below.

     4. Vesting. This Option may be exercised only to the extent it has vested. Subject to sections 5 and 6 below, if you are continuously employed by the Company or any of its affiliates (collectively, the "Coach Companies") from the Grant Date until the first anniversary of the Grant Date, this Option will vest with respect to one-third (1/3) of the Option Shares, and on each subsequent anniversary of the Grant Date on which you continue to be employed by the Coach Companies, your Option will vest with respect to an additional one-third (1/3) of the Option Shares.

     In the event of a sale, closing or spin-off of a division, business unit or other component of the Company affecting you, all Options of the affected employees will vest as of the closing date of the transaction, unless otherwise determined by the Committee, as defined in Article II of the Plan. This provision does not cover or include a transaction that would be considered a Change of Control as defined in Article X of the Plan.


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     Immediately  prior to a Change of  Control  as  defined in Article X of the
Plan this Option will fully vest with respect to all of the Option Shares not otherwise vested.

     5. Death, Total Disability or Retirement. If you cease active employment with the Coach Companies because of your death or Permanent and Total Disability (as defined below), this Option will vest as of the date of death or the date you are determined to be Permanently and Totally Disabled and the last day on which this Option may be exercised is the earlier of (a) the Expiration Date, or
(b) five (5) years after the date of your death or Permanent and Total Disability. For purposes of the foregoing, "Permanent and Total Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

     In the case of your Retirement (as defined below), this Option will continue to vest in accordance with the schedule set forth in section 4, and will be exercisable until the Expiration Date. For purposes of the foregoing, "Retirement" shall mean your voluntary departure from employment with the Coach Companies if either: (1) you have attained age 65 and five years of service with the Coach Companies or (2) you have attained age 55 and ten years of service with the Coach Companies.

     6. Involuntary Termination, Voluntary Termination and Non-Severance Event Termination.

          (a) Involuntary and Constructive Terminations. If your employment with the Coach Companies is terminated and you are eligible to receive severance benefits under any written severance plan of the Coach Companies (collectively, a "Severance Event Termination"), this Option will continue to vest during your severance period as defined in your severance agreement, and the last day on which this Option may be exercised is the earlier of (i) the Expiration Date, or (ii) ninety (90) days after the last day of your severance period; provided, that if your employment with the Coach Companies is terminated due to poor performance, as determined in the sole discretion of the Committee, the portion of this Option that has not yet vested on the date your employment terminates will be forfeited and the last day on which the vested portion of this Option may be exercised is the earlier of (i) the Expiration Date, or (ii) the last day of your severance period.

          (b) Voluntary Termination and Non-Severance Event Termination. If your employment terminates (i) for reasons other than your death, permanent and total disability, or retirement (as described in section 5) and (ii) such termination is not a Constructive Termination or a Severance Event Termination (i.e., you voluntarily terminate your employment with the Coach Companies or your employment is terminated by Coach and you are not eligible for severance pay under the Company's written severance plans), then the portion of this Option that has not yet vested on the date your employment terminates will be forfeited and the vested portion of this


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     Option  shall  terminate  ninety  (90)  days  following  the  date  of your termination of employment; provided, that if your termination by the Company is for Cause, then this Option shall terminate on the date your employment terminates. For purposes of this Agreement, "Cause" shall mean fraud, misappropriation, embezzlement or other act of material misconduct against the Coach Companies; substantial and willful failure to render services in accordance with the terms of your duties as an employee, provided that (A) a demand for performance of services had been delivered to you at least thirty (30) days prior to your termination identifying the manner in which you have failed to perform and (B) thereafter you fail to remedy such failure to perform; conviction of or plea of guilty or nolo contendere to a felony; or violation of any business standards established by the Company.

     7. Exercise. This Option may be exercised (subject to the restrictions contained in this Agreement) in whole or in part for the number of shares specified (which in all cases must be at least the lesser of two-hundred and fifty (250) or the total number of shares outstanding under this Option) in a verbal or written notice that is delivered to the Company or its designated agent and is accompanied by full payment of the Exercise Price for such number of Option Shares in cash. Subject to section 1 above, this Option will be considered exercised on the date on which (a) your verbal or written notice of exercise and (b) your payment of the Exercise Price, have both been received by the Company or its designated agent.

     8. Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, if your employment with the Company is terminated for Cause or if you engage in any activity inimical, contrary or harmful to the interests of the Coach Companies during your employment with the Coach Companies or at any time during the period ending one (1) year after your employment with the Coach Companies terminates, including but not limited to: (a) competing directly or indirectly (either as owner, employee or agent of a Competitive Business (as defined below)) with any of the businesses of the Coach Companies, (b) making, directly or indirectly, a five percent (5%) or more investment in a Competitive Business, or any new luxury accessories business that competes directly with the existing or planned product lines of the Coach Companies, (c) violating any business standards established by the Company, (d) soliciting any present or future employees or customers of the Coach Companies to terminate such employment or business relationship(s) with the Coach Companies, (e) disclosing or misusing any confidential information regarding the Coach Companies, or (f) participating in any activity not approved by the Board of Directors which is reasonably likely to contribute to or result in a Change of Control, as defined in Article X of the Plan (such activities to be collectively referred to as "Wrongful Conduct"), then (i) this Option, to the extent it remains unexercised, shall terminate automatically on the date on which you first engaged in such Wrongful Conduct or the date your employment terminates for Cause, whichever is applicable, and (ii) you shall pay to the Company in cash any Financial Gain (as defined below) you realize from exercising all or a portion of this Option within the six (6) month period immediately preceding such Wrongful Conduct or termination. For the two (2) year period following a Change of Control, as defined in Article X of the Plan, items (a), (b) and (f) shall not constitute Wrongful Conduct.


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     For purposes of this section:  (a)  "Financial  Gain" shall equal,  on each date of exercise during the six (6) month period immediately preceding such Wrongful Conduct or termination, the difference between the fair market value of the Common Stock on the date of exercise and the Exercise Price, multiplied by the number of shares Common Stock purchased pursuant to the exercise (without reduction for any shares of Common Stock surrendered or attested to); and (b) "Competitive Business" means any entity that the Committee designates in its sole discretion as an entity that competes with any of the businesses of the Coach Companies; provided, that only twenty (20) entities shall be designated as Competitive Businesses at one time; provided further, that the Committee may change its designation of Competitive Businesses at any time but any change in Competitive Businesses shall not be effective after your termination of employment. The following entities, together with their respective subsidiaries, parent entities and other affiliates, have been designated by the Committee as
Competitive  Businesses:   Burberry  Limited;  Cole  Hahn;  Dooney  and  Bourke;
Ferragamo; GAP, Inc.; Gucci Group; Hermes International;  J. Crew; Jones Apparel
Group;  Kate  Spade;  Kenneth  Cole  Productions;   Limited  Brands,  Inc.;  Liz
Claiborne; LVMH; Prada; Polo Ralph Lauren; Timberland; Tod's S.p.A.; Tommy Hilfiger; Tumi.

     By accepting this Option, you consent to and authorize the Coach Companies to deduct from any amounts payable by the Coach Companies to you any amounts you owe to the Company under this section. This right of set-off is in addition to any other remedies the Company may have against you for your breach of this Agreement. Your obligations under this section shall be cumulative (but not duplicative) of any similar obligations you have under this Agreement or pursuant to any other agreement with the Company.

     9. Rights as a Stockholder. You will have no right as a stockholder with respect to any Option Shares until and unless ownership of such Option Shares has been transferred to you.

     10. Options Not Transferable. This Option will not be assignable or transferable by you, other than by a qualified domestic relations order or by will or by the laws of descent and distribution, and will be exercisable during your lifetime only by you (or your legal guardian or personal representative). If this Option remains exercisable after your death, subject to sections 1, 5 and 7 above, it may be exercised by the personal representative of your estate or by any person who acquires the right to exercise such Option by bequest, inheritance or otherwise by reason of your death.

     11. Transferability of Option Shares. Option Shares generally are freely tradable in the United States. However, you may not offer, sell or otherwise dispose of any Option Shares in a way which would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other country) or to amend


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or supplement any such filing or (b) violate or cause the Company to violate the
Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any other state or federal law, or the laws of any other country. The Company reserves the right to place restrictions required by law on Common Stock received by you pursuant to this Option.

     12. Conformity with the Plan. This Option is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By your acceptance of this Agreement, you agree to be bound by all of the terms of this Agreement and the Plan.

     13. No Rights to Continued Employment. Nothing in this Agreement confers any right on you to continue in the employ of the Coach Companies or affects in any way the right of any of the Coach Companies to terminate your employment at any time with or without cause.

     14.  Miscellaneous.

          (a) Amendment or Modifications. The grant of this Option is documented by the minutes of the Committee, which records are the final determinant of the number of shares granted and the conditions of this grant. The Committee may amend or modify this Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option, provided that no such amendment or modification shall directly or indirectly impair or otherwise adversely affect your rights under this Agreement without your consent. Except as in accordance with the two immediately preceding sentences, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

          (b) Governing Law. All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Agreement shall be governed by the internal laws of the State of New York, including matters of validity, construction and interpretation. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in New York, New York and you and the Company agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

          (c) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns and heirs and legal representatives of the parties hereto whether so expressed or not.


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

          (d) Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.


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


     In witness whereof, the parties hereto have executed and delivered this agreement.

                                        COACH, INC.


                                        By:
                                           -------------------------------------
                                        Felice Schulaner
                                        Senior Vice President of Human Resources

                                        Date:
                                             -----------------------------------



         I acknowledge that I have read and understand the terms and conditions of this Agreement and of the Plan and I agree to be bound thereto.

                                        OPTIONEE:



                                        ----------------------------------------
                                        [Name of Grantee]

                                        SSN:
                                             -----------------------------------

                                        Date:
                                             -----------------------------------

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